                                                                   EXHIBIT 99.13

                  CONSENT OF PERSON NAMED TO BECOME AN OFFICER

     I hereby consent to the use of my name and any references to me as a person nominated to become an officer of the successor to Reliant Energy, Incorporated, a Texas corporation, and of CenterPoint Energy, Inc., a Texas corporation (the "Company"), in the Registration Statement of the Company on Form S-4, and any and all amendments or supplements thereto, to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

     Dated: 10/31/01
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                                                      /s/ STEPHEN C. SCHAEFFER
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                                                      Stephen C. Schaeffer